PRELIMINARY COPY

HARRIS

HARRIS CORPORATION
1025 WEST NASA BOULEVARD
MELBOURNE, FL 32919

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to submit your proxy/voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 3, 2019. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy/voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Harris in printing and mailing proxy materials, you can elect to receive all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To elect electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to submit your proxy/voting instructions up until 11:59 P.M. Eastern Time on April 3, 2019. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

NOTE: Your Internet or phone voting instructions authorize the named proxies and/or provide the Plan Trustee with instructions to vote these shares in the same manner as if you marked, signed, dated and returned your proxy/voting instruction card.

VOTE BY MAIL (ONLY IF NOT VOTING BY INTERNET OR PHONE)
Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54415-S79926

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARRIS CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

	For	Against	Abstain
1. **Approval of Share Issuance.** To approve the issuance of shares of Harris Corporation ("Harris") common stock to the stockholders of L3 Technologies, Inc. ("L3") pursuant to the Agreement and Plan of Merger, dated as of October 12, 2018 (as it may be amended from time to time, the "merger agreement"), by and among Harris, L3 and Leopard Merger Sub Inc., a wholly-owned subsidiary of Harris (the "Harris share issuance proposal").	☐	☐	☐
2. **Adoption of Charter Amendment.** To adopt amendments to certain provisions of the certificate of incorporation of Harris, (the "Harris charter amendment proposal").	☐	☐	☐
3. **Advisory (Non-Binding) Vote on Merger-Related Compensation for Named Executive Officers.** To approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to Harris' named executive officers in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
4. **Adjournment of the Harris Stockholder Meeting.** To approve the adjournment of the Harris stockholder meeting to solicit additional proxies if there are not sufficient votes at the time of the Harris stockholder meeting to approve the Harris share issuance proposal and the Harris charter amendment proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Harris stockholders.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Note: If this proxy/voting instruction card is properly executed, then the undersigned's shares will be voted in the manner instructed herein, or if no instruction is provided, then either as the Board of Directors recommends or, if the undersigned is a participant in the Harris Corporation Retirement Plan, as may otherwise be provided in the plan. **The named proxies also are authorized, in their discretion, to consider and act upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

(See reverse side for information on how to submit your proxy/voting instructions over Internet, by telephone or by mail.)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on April 4, 2019:
The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

E54416-S79926

HARRIS CORPORATION
Special Meeting of Stockholders
April 4, 2019
This proxy is solicited on behalf of the Board of Directors of Harris Corporation and the Harris Corporation Retirement Plan Trustee.

You are receiving this proxy/voting instruction card because you are a registered stockholder and/or a participant in the Harris Corporation Retirement Plan. This proxy/voting instruction card revokes all prior proxies/voting instructions given by you. If you are voting by mail with this proxy/voting instruction card, please mark your choices and sign and date on the reverse side exactly as your name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.

If the undersigned is a registered stockholder, the undersigned hereby appoints WILLIAM M. BROWN, RAHUL GHAI and SCOTT T. MIKUEN, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of Harris Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Harris Corporation to be held on April 4, 2019 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Special Meeting of Stockholders. **If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned's shares will be voted "FOR" the Harris share issuance proposal (Proposal 1); "FOR" the Harris charter amendment proposal (Proposal 2); "FOR" the Harris compensation proposal (Proposal 3); and "FOR" the Harris adjournment proposal (Proposal 4).**

If the undersigned is a participant in the Harris Corporation Retirement Plan, the undersigned hereby instructs the Plan Trustee to vote, as instructed on the reverse side of this proxy/voting instruction card, the shares allocable to the undersigned's Harris Corporation Stock Fund Account at the Special Meeting of Stockholders of Harris Corporation to be held on April 4, 2019 or any adjournments or postponements thereof. **If the undersigned does not provide voting instructions, the Plan Trustee will vote such shares in the same proportion as the shares for which other participants in the Plan have timely provided voting instructions, except as otherwise provided in accordance with ERISA.**

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be marked, signed and dated on reverse side